EXHIBIT 23.2

                            DeGOLYER and MacNAUGHTON
                        4925 Greenville Avenue, Suite 400
                                One Energy Square
                               Dallas, Texas 75206


                                  March 9, 2001

Triton  Energy  Limited
Caledonian  House
Mary  Street
P.O.  Box  1043
George  Town
Grand  Cayman,  Cayman  Islands

Gentlemen:

We hereby consent to (i) the use of the information contained in our "Appraisal Report, as of December 31, 2000, on Certain Properties in Colombia owned by Triton Colombia Incorporated," under the caption "Items 1 and 2 - Business and Properties - Reserves" and in note 21 of the Notes to the Consolidated Financial Statements under the caption "Oil and Gas Data" in the Form 10-K of Triton Energy Limited for the year ended December 31, 2000, and (ii) the references to DeGolyer and MacNaughton under such captions. We further consent to (i) the incorporation by reference from the Form 10-K of certain data from the Report in the Company's Registration Statements on Form S-3 (Nos. 33-59567, 333-11703, 333-11703-01, 333-67843, and 333-81029), and on Form S-8
(Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691, 333-08005,
333-27313, 333-48616, and 333-81031) of the Company, and to (ii) references to DeGolyer and MacNaughton in said Registration Statements and the Prospectuses contained therein.

     Very  truly  yours,


     DeGOLYER  and  MacNAUGHTON